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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934.

               JUNE 12, 2003                                    333-05188-A
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Date of Report (Date of earliest event reported)          Commission File Number

                             PHONE1GLOBALWIDE, INC.
             (Exact name of registrant as specified in its charter)

           DELAWARE                                             65-0669842
-------------------------------                           ----------------------
(State or other jurisdiction of                              (I.R.S. Employer
 incorporation or organization)                           Identification Number)

                        100 N. BISCAYNE BLVD., SUITE 2500
                              MIAMI, FLORIDA 33132
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               (Address of Principal Executive Offices) (Zip Code)

                                 (305) 371-3300
              (Registrant's telephone number, including area code)
              ----------------------------------------------------


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ITEM 5.  Other Events and Regulation FD Disclosure

SERIES A PREFERRED STOCK CONVERTED INTO COMMON STOCK

On June 12, 2003, GNB Bank Panama S.A. converted all of the 7,000,000 shares of the Company's Series A preferred stock owned by it into 10,852,714 shares of common stock. On the same day, Premium Quality Fund converted all of the 2,000,000 shares of Series A preferred stock owned by it into 3,100,775 shares of common stock. The converted shares represented all of the Company's outstanding preferred stock.

GNB Bank Panama S.A. and Premium Quality Fund acquired the Series A preferred stock in June 2001. GNB Bank Panama S.A. beneficially owns 88,352,714 shares, or approximately 67.9% of the Company's common stock, including 50,000,000 shares (subject to anti-dilution adjustments) issuable in the event of conversion of outstanding promissory notes. Premium Quality Fund beneficially owns 17,394,775 shares or approximately 21.7% of the Company's common stock.

ITEM 7.  Financial Statements, Pro Forma Financial Statements and Exhibits.

(a)(b)(c)         None





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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 18, 2003               PHONE1GLOBALWIDE, INC.



                                   By:               /s/ Syed Naqvi
                                            -----------------------------------
                                            Syed Naqvi, Chief Financial Officer